Exhibit 10.3

SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED
CREDIT AGREEMENT

SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”), dated as of January 30, 2026, by and among THE DAVEY TREE EXPERT COMPANY, an Ohio corporation (the “Borrower”), the various lending institutions party hereto and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent for the Banks (in such capacity, the “Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement or the Amended Credit Agreement referred to below, as applicable.

PRELIMINARY STATEMENTS
WHEREAS, the Borrower, the Agent, the various lending institutions party thereto from time to time (each, a “Bank” and, collectively, the “Banks”), KEYBANC CAPITAL MARKETS, INC., PNC CAPITAL MARKETS LLC and WELLS FARGO SECURITIES, LLC, each as a Joint Lead Arranger and Joint Bookrunner, PNC BANK, NATIONAL ASSOCIATION and WELLS FARGO BANK, NATIONAL ASSOCIATION, each as a Co-Syndication Agent, have entered into that certain Fifth Amended and Restated Credit Agreement, dated as of July 29, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; and the Credit Agreement as amended by this Second Amendment, the “Amended Credit Agreement”);
WHEREAS, the Borrower has requested that the Banks party hereto make the amendment to the Credit Agreement as provided herein; and
WHEREAS, the parties hereto have agreed, subject to the satisfaction of the conditions precedent to effectiveness set forth in Section 3 hereof, to amend certain terms of the Credit Agreement as hereinafter provided to give effect to the amendment contemplated hereby.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by each party hereto, it is agreed that:
AMENDMENT.
(a)The definition of “Consolidated EBIT” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Consolidated EBIT” shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period (exclusive of nonrecurring noncash gains or losses recorded in accordance with SFAS 133, Accounting for Derivatives), plus (i) costs, expenses, penalties, fines, amounts paid in settlement of claims and other amounts incurred and/or paid in connection with or relating to civil and criminal investigations in an aggregate amount not to exceed Fifty-Five Million Dollars ($55,000,000) and (ii) the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) income taxes, and (b) Consolidated Interest Expense.

REPRESENTATIONS & WARRANTIES. The Borrower hereby represents and warrants to the Banks party hereto and the Agent that, as of the Second Amendment Effective Date (as defined below):
(a)    it has the right and power and is duly authorized and empowered to enter into, execute and deliver this Second Amendment, and the transactions contemplated hereby have been duly authorized and approved by all necessary organizational actions and, if required, actions by equity holders;
(b)    this Second Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(c)    the execution, delivery and performance of this Second Amendment, (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (ii) will not violate any Requirement of Law of the Borrower, (iii) will not violate or result in a default under any indenture, agreement or other instrument in respect of any Material Indebtedness Agreement binding upon the Borrower or any of its Subsidiaries or its assets (other than the Loan Documents), or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, other than Liens created under the Loan Documents;
(d)    both immediately before and immediately after giving effect to this Second Amendment, the representations and warranties of the Borrower contained in the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, Material Adverse Effect or dollar amount threshold, which are true and correct in all respects) on and as of the Second Amendment Effective Date to the same extent as though made on and as of the Second Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties have been true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, Material Adverse Effect or dollar amount threshold, which have been true and correct in all respects) on and as of such earlier date; and
(e)    No Default or Event of Default exists on the date hereof immediately before or immediately after giving effect to this Second Amendment.
SECTION 3.    CONDITIONS PRECEDENT. This Second Amendment shall become effective as of the first date (the “Second Amendment Effective Date”) when each of the conditions set forth in this Section 3 shall have been satisfied to the satisfaction of the Administrative Agent:

(a)    the Administrative Agent’s receipt of counterparts of this Second Amendment executed by the Borrower, the Agent and the Banks;
(b)    no Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof;
(c)    the representations and warranties of the Credit Parties set forth in Section 2 of this Second Amendment are true and correct; and
(d)    the Agent shall have received all other amounts due and payable by the Borrower to the Agent pursuant to any Loan Document on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required pursuant to the terms of the Credit Agreement to be reimbursed or paid by the Borrower in connection herewith.
SECTION 4.    MISCELLANEOUS PROVISIONS.
(a)    Ratification. This Second Amendment is limited to the matters expressly specified herein and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or any other Loan Document or instruments securing the same, which shall remain in full force and effect as modified hereby or by instruments executed concurrently herewith.
(b)    Governing Law; Submission to Jurisdiction; Jury Trial Waiver. THIS SECOND AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECOND AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF OHIO. SECTIONS 10.16 AND 10.20 OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AS IF SUCH SECTIONS APPEARED HEREIN, MUTATIS MUTANDIS.
(c)    Severability. Section 10.13 of the Credit Agreement is incorporated by reference herein as if such Section appeared herein, mutatis mutandis.
(d)    Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Second Amendment by facsimile or in electronic format (e.g., .pdf or .tif), or any other electronic means that reproduces an image of the actual executed signature page, shall be effective as delivery of a manually executed counterpart of this Second Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or related to any Loan Document or other document to be signed in connection with this Second Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable

Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act of the State of Ohio and any other similar state laws based on the Uniform Electronic Transactions Act.
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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

Address:	1500 North Mantua Street	THE DAVEY TREE EXPERT COMPANY
Kent, Ohio 44240
	Attention: Chief Financial Officer	By:	/s/Christopher J. Bast
		Name:	Christopher J. Bast
		Title:	SVP, Treasurer & Ops Support

KeyBank/Davey Tree – Signature Page to Second Amendment

Address:	Key Center	KEYBANK NATIONAL ASSOCIATION,
	127 Public Square	as a Bank and as Agent
Attention: Large Corporate Group
		By:	/s/ Michael G. Kousaie
		Name:	Michael G. Kousaie
		Title:	Senior Vice President

KeyBank/Davey Tree – Signature Page to Second Amendment

Address:	1900 E. 9th St.	PNC BANK, NATIONAL ASSOCIATION
Cleveland, OH 44114
Attention: Martin Hale
		By:	/s/ Martin Hale
		Name:	Martin Hale
		Title:	Vice President

KeyBank/Davey Tree – Signature Page to Second Amendment

Address:	950 Main Ave Ste. 301	WELLS FARGO BANK, NATIONAL
	Cleveland, OH 44113	ASSOCIATION
Attention: Heather Curtis
		By:	/s/ Heather Curtis
		Name:	Heather Curtis
		Title:	Vice President

KeyBank/Davey Tree – Signature Page to Second Amendment

Address:	50 S Main St	JPMORGAN CHASE BANK, N.A.
Akron, OH 44308
Attention: Valerie Geiger
		By:	/s/Rebecca Herendeen
		Name:	Rebecca Herendeen
		Title:	Vice President

KeyBank/Davey Tree – Signature Page to Second Amendment